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                                                                   Exhibit 10.20



                         INTELLECTUAL PROPERTY AGREEMENT


                                     BETWEEN


                                  NOVELIS INC.


                                       AND


                           ALCAN INTERNATIONAL LIMITED









1 January 2005

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                                TABLE OF CONTENTS

1.0 PREAMBLE................................................................1

2.0 DEFINITIONS.............................................................1

3.0 LICENSE RIGHTS GRANTED..................................................4

4.0 ROYALTY AND ROYALTY PAYMENT.............................................7

5.0 TECHNICAL ASSISTANCE....................................................7

6.0 PROTECTION OF INFORMATION...............................................7

7.0 TERM AND TERMINATION....................................................9

8.0 SURVIVAL OF OBLIGATIONS................................................10

9.0 REPRESENTATIONS........................................................10

10.0 DISCLAIMER............................................................10

11.0 TRADEMARK, TRADE NAME AND LOGO........................................11

12.0 NON-WAIVER............................................................11

13.0 NO PARTNERSHIP, JOINT VENTURE.........................................11

14.0 FURTHER ASSURANCES, CONSENTS, ETC. ...................................11

15.0 NOTICES...............................................................11

16.0 ASSIGNMENT............................................................12

17.0 INDEMNIFICATION.......................................................12

18.0 ENTIRE AGREEMENT, AMENDMENTS, ETC. ...................................14

19.0 DISPUTE RESOLUTION....................................................15

20.0 MISCELLANEOUS.........................................................15

21.0 GOVERNING LAW.........................................................15


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                         INTELLECTUAL PROPERTY AGREEMENT

This Intellectual Property Agreement is entered into with effect as of the Effective Date.

BETWEEN: Novelis Inc. a Canadian corporation having its registered office at 1188 Sherbrooke Street West, Montreal, Quebec, Canada (hereinafter referred to as "NOVELIS") acting as principal and as agent for the other members of Novelis Group, as herein provided.

AND: Alcan International Limited, a Canadian corporation having its head office at 1188 Sherbrooke Street West, Montreal, Quebec, Canada (hereinafter referred to as "ALCANINT")

         WHEREAS, Alcanint is a  wholly-owned subsidiary of Alcan Inc.; and

         WHEREAS, Alcan Inc. and Novelis have entered into the Separation Agreement which provides, among other things, for the transfer of certain assets from Alcan to Novelis and the assumption by Novelis of certain liabilities in connection with the distribution of common shares of Novelis to the holders of the common shares of Alcan and the execution and delivery of certain other agreements including this Agreement; and

         WHEREAS Alcanint has pursuant to the Principal Intellectual Property Agreement (as defined below) entered into, transferred and assigned ownership of certain Technology to Novelis and desires to retain certain rights in respect thereof;

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


1.0      PREAMBLE

         The preamble hereto shall be considered an integral part of this Agreement.

2.0      DEFINITIONS

                  As used herein, the following terms shall have the following meanings:

         2.1 "AEROSPACE INDUSTRY" shall mean the production of aircraft, spacecraft, satellites and similar craft for manned or unmanned flight;

         2.2 "AFFILIATE" shall mean, with respect to any corporation, association or other business entity, any other entity directly or indirectly controlling, controlled by or under common control with such specified corporation, association or entity. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or

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                  more of the securities or other interest entitled to vote
                  generally in the election of directors shall be deemed to be control;

         2.3 "AGREEMENT" shall mean this Intellectual Property Agreement and all other documents that are made a part hereof;

         2.4      "ALCAN" means Alcan Inc., a Canadian corporation;

         2.5 "ALCAN GROUP COMPANY" shall mean Alcan or any entity of which a majority of the total voting power of capital stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or at the time owned or controlled, directly or indirectly, by Alcan.

         2.6 "AUTOMOTIVE SHEET" shall mean aluminum Sheet products destined or intended for use in or principally related to the production of body panels (including closures, skin, hoods, decks, lids and fenders) and Sheet-based body-in-white structures for road vehicles;

         2.7 "AUTOMOTIVE SHEET PATENTS" shall mean the patents and patent applications in respect of Automotive Sheet as listed in Appendix ASP;

         2.8 "COCAST TECHNOLOGY" shall mean the Technology originally developed by Wagstaff Inc. and further developed by Alcan Group Companies, primarily at the Solatens Facility, related to the casting of composite ingots with distinct regions having different alloy compositions as generally described in the patents and patent applications listed in Appendix CCT;

         2.9 "EFFECTIVE DATE" shall mean the Effective Date as defined in the Separation Agreement;

         2.10 "FLEXCAST TECHNOLOGY" shall mean the Technology specific to continuous casting of a thin strip between two chilled metallic belts and as generally described in the patents and patent applications listed in Appendix FCT;

         2.11 "FLEXSTREME TECHNOLOGY" shall mean the Technology and equipment designs originally developed by Wagstaff Inc. and further developed by Alcan Group Companies, primarily at the Solatens Facility, related to the horizontal direct chill casting of small diameter ingots suitable for use as forging stock as generally described in the patents and patent applications listed in Appendix FST;

         2.12     "INSITU HOMOGENIZATION TECHNOLOGY" shall mean ***;

         2.13 "LICENSED NOVELIS PATENTS" shall mean the patents and patent applications listed on Appendix LNP;

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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         2.14     "LICENSED NOVELIS TECHNOLOGY" shall mean the technology
                  licensed by Novelis to Licensee pursuant to Section
                  3.1. hereof;

         2.15 "LICENSEE" shall mean Alcanint or any of its Affiliates as determined by the context or as otherwise designated for any particular purpose by Alcanint, provided that an Alcan Group Company other than Alcan or Alcanint shall be a Licensee under this Agreement only if such company agrees to be bound by the terms of this Agreement and provided further that Alcanint shall remain liable for license related obligations on a joint and several basis for any of its Affiliates as determined by the context or as otherwise designated for any particular purpose by Alcanint.

         2.16 "NETCAST TECHNOLOGY" shall mean the Technology originally developed by Wagstaff Inc. and further developed by Alcan Group Companies, primarily at the Solatens Facility, related to the direct chill casting of complex shapes as more particularly described in the patents and patent applications listed in Appendix NCT;

         2.17 "NOVELIS GROUP" shall mean Novelis and the Novelis subsidiaries.

         2.18 "NOVELIS SUBSIDIARY" shall mean, as of and from the Effective Date, (i) Petrocoque S.A. -- Industria E Comercio, Aluminium Norf GmbH and Logan Aluminum Inc, in each case for so long as Novelis retains at least its current ownership stake in such entity and (ii) any other entity of which a majority of the total voting power of capital stock or other interests entitled (without the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly by Novelis;

         2.19 "NOVELIS TECHNOLOGY" shall mean any and all patents, patent applications, copyrights, trade secrets, information, data, inventions, designs and similar rights either conceived or first reduced to practice on or before the Effective Date that are owned or licensable by Novelis or under the control of Novelis pursuant to the Principal Intellectual Property Agreement and forming the subject matter hereof;

         2.20 "PAE TWIN ROLL CASTING TECHNOLOGY" shall mean Technology specific to the continuous casting of a relatively thin metal strip between two chilled rolls which is marketed by Pechiney Aluminium Engineering as more particularly described in the patents and patent applications listed in Appendix TRCT;

         2.21 "PAE METAL TREATMENT TECHNOLOGY" shall mean Technology specific to the melting, holding and casting of aluminum, treatments of molten aluminum to remove hydrogen, solid and liquid inclusions and alkali metal and related equipment including but not limited to IRMA, JetCleaner, Alpur, PDBF, CCF and Autopak which is marketed by Pechiney Aluminium Engineering as more particularly described in the patents and patent applications listed in Appendix MTT.

         2.22 "PRINCIPAL INTELLECTUAL PROPERTY AGREEMENT" shall mean that other Intellectual Property Agreement, of even date herewith, between Alcanint as the party of the first part and Novelis as the party of the second part;

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         2.23     "SEPARATION AGREEMENT" shall mean the Separation Agreement of even date herewith between Alcan and Novelis, as described in the Preamble of this Agreement;

         2.24 "SHEET" and "FOIL" shall have the same meaning as is commonly ascribed to those expressions in the aluminum industry in reference to rolled aluminum provided that it is of a thickness of 6.5 mm or less;

         2.25 "SIERRE TECHNOLOGY" shall mean the patents and patent applications listed on Appendix SP which are a subset of the Automotive Sheet Patents as well as the Technology used from time to time in connection with the operation of the business and manufacturing activities at the Sierre North Building;

         2.26 "SIERRE NORTH BUILDING LEASE" shall mean the lease for the premises commonly referred to as the "SIERRE NORTH BUILDING" between an Alcan Group Company as lessor and Novelis or one of its Affiliates as lessee which lease is further referred to in, annexed to or defined in the Separation Agreement.

         2.27 "SUBSIDIARY" shall mean, with respect to any corporation, association or other business entity, any other entity of which a majority of the total voting power of capital stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such corporation, association or entity or one or more of its other Subsidiaries; and

         2.28 "TECHNICAL ASSISTANCE" shall mean the services rendered by Novelis, or a third party selected by Novelis, to the Licensee, to install, test and operate and maintain the Novelis Technology.

3.0      LICENSE RIGHTS GRANTED

         3.1 Novelis hereby grants to Licensee and Licensee hereby accepts, subject to the terms and conditions of this Agreement, the following rights and licenses:

                  3.1.1 a royalty-bearing right and license to use the NetCast Technology to build, operate, maintain, repair, reconstruct, rebuild and expand present or future facilities of Licensee and to use and sell the products produced using the NetCast Technology on a world-wide basis,

                  3.1.2 a royalty-bearing right and license to use the CoCast Technology to build, operate, maintain, repair, reconstruct, rebuild and expand present or future facilities of Licensee and to use and sell the products using the CoCast Technology produced world-wide; provided, however, that Licensee shall have no right under this license to make or sell products using the CoCast Technology other than in respect of products destined for use in the Aerospace Industry;

                  3.1.3 a conditional royalty-bearing right and license to use the FlexStreme Technology to build, operate, maintain, repair, reconstruct, rebuild and expand present or future facilities of Licensee and to use and sell the

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                           products produced using the FlexStreme Technology on
                           a world-wide basis,

                  3.1.4 a royalty-free right and license to use the InSitu Homogenization Technology to build, operate, maintain, repair, reconstruct, rebuild and expand any present or future facilities of Licensee and to use and sell the products produced using InSitu Homogenization Technology on a world-wide basis,

                  3.1.5 a royalty-free right and license to use, commercialize and sublicense the PAE Metal Treatment Technology on a world-wide basis, including without limitation to build, operate, maintain, repair, rebuild and expand any present or future facilities of Licensee, to manufacture and sell products using the PAE Metal Treatment Technology and to assign, sublicense or otherwise convey to any person for any of the foregoing purposes,

                  3.1.6 a royalty-free right and license to use and commercialize the Licensed Novelis Patents to build, operate, maintain, repair, reconstruct, rebuild and expand any present or future facilities of Licensee and to use and sell the products produced using the Licensed Novelis Patents on a world-wide basis,

                  3.1.7 A royalty-free right and license to use and commercialize the Automotive Sheet Patents and related Technology, as referred to in paragraph 3.1.2 of the Principal Intellectual Property Agreement, to build, operate, maintain, repair, reconstruct, rebuild and expand any present or future facilities of Licensee and to use and sell the products produced using the Automotive Sheet Patents and said related Technology on a world-wide basis provided that Licensee's rights and Licenses in respect thereto shall not extend to permitting the use and commercialization of same for Automotive Sheet applications other than for products destined or intended for use in public or mass transportation,

                  3.1.8 A conditional royalty-free right and license to use and commercialize the Sierre Technology to build, operate, maintain, repair, reconstruct, rebuild and expand any present or future facilities of Licensee and to use and sell the products produced using the Sierre Technology on a world-wide basis, and

                  3.1.9 Rights and/or licenses in the FlexCast Technology and the PAE Twin Roll Casting Technology under the terms and conditions in Appendix CNC hereto.

         3.2 To the extent that (i) Novelis continues the commercial sale of equipment for implementing the FlexStreme Technology and
                  (ii) Novelis offers such equipment to Licensee for sale on terms and conditions (including royalties) at least as favourable to Licensee as the best of those offered to any third party during the preceding 12 months (such conditions
                  (i) and (ii) being referred to herein as a "COMMERCIAL LICENSE"), then Licensee shall operate under the terms of such Commercial License rather than the licenses granted in paragraph 3.1.3 herein

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                  until the occurrence of condition (i) or (ii) above. At any time thereafter, Licensee shall be entitled to operate under the license granted under paragraph 3.1.3, as the case may be, with no further action required by either Novelis or Licensee, provided that Licensee shall provide reasonably prompt notice to Novelis that Licensee is operating under the license set forth in paragraph 3.1.3. The licenses provided for in paragraphs 3.1.3 shall not apply to any equipment purchased by Licensee prior to the date of such notice for implementing FlexStreme Technology to the extent that equipment has been acquired with a valid Commercial License. Such previously purchased equipment shall continue to be operated under the terms and conditions specified at the time such equipment was acquired by Licensee.

         3.3 The license granted in paragraph 3.1.8 shall be subject to the condition that it shall only take effect upon the termination or expiry of the Sierre North Building Lease provided such termination is not as the result of a default on the part of Alcan.

         3.4 Except as otherwise provided for herein, all licenses granted to Licensee under this Agreement shall be personal, indivisible, non-exclusive, and non-transferable except as otherwise provided herein and shall be subject to all terms and conditions herein set forth. The licenses granted hereunder shall exist as long as this Agreement is effective in accordance with Article 7.0, provided however that, the non-exclusive licenses granted hereunder are subject to termination in accordance with Article 7.0.

         3.5 Except as otherwise specifically provided in this Agreement, Licensee is not granted and does not have the right to assign, sub-license or otherwise dispose of the Licensed Novelis Technology or any part thereof without the express written consent of Novelis.

         3.6 Licensee may grant sublicenses (i) to third parties (such as customers and vendors) to the extent necessary or appropriate to give commercial effect to the rights sought to be licensed hereunder and (ii) to Alcan Group Companies provided that any such sublicense may be made effective retroactively but not prior to the sublicensee's becoming an Alcan Group Company and any such sublicense shall terminate immediately upon such sublicensee no longer being an Alcan Group Company, except in a transaction that meets the conditions of Section 16.2.

         3.7 Except as otherwise specifically provided in this Agreement and subject to its obligations under the Separation Agreement and the Principal Intellectual Property Agreement, Novelis shall retain all right and title in and to the Licensed Novelis Technology (subject to any limitations inherent in the rights received pursuant to the Principal Intellectual Property Agreement) including without limitation:

                  3.7.1 All unencumbered rights of ownership in and to the Licensed Novelis Technology;

                  3.7.2 The right to use the Licensed Novelis Technology in connection with the marketing, offer, use, sale or other transfer of any product, or service; and

                  3.7.3 The right to license third parties to use the Licensed Novelis Technology;

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                  3.7.4    The right (but not the obligation) to file for,
                           prosecute and maintain any applications, registrations or recordation thereof and to bring any action to enforce or otherwise seek to abate any infringement thereof.

         3.8 The Licensee shall have the right (to be exercised reasonably) to request, from time to time, additional information concerning the Licensed Novelis Technology and technology licensed to Novelis under the Principal Intellectual Property Agreement. Novelis shall, subject to the availability of appropriate personnel, supply the information so requested with the related cost and expense of doing so being, if any, being for the Licensee's account.

         3.9 The reference to licenses in this Article 3.0 is intended to cover permission for use as may be required or contemplated by the Principal Intellectual Property Agreement in connection with rights and interests reserved to Alcanint or Alcan Group Companies thereunder. Nothing in this Agreement shall be interpreted so as to contradict any reservation of rights or interests provided for under the Principal Intellectual Property Agreement.

4.0      ROYALTY AND ROYALTY PAYMENT

         4.1 Royalty payments shall accrue and be payable, and reports and royalty payments shall be made as set forth on Schedule ROY.

5.0      TECHNICAL ASSISTANCE

         5.1 Alcanint shall have the right (to be exercised reasonably) from time to time to request additional information concerning the Licensed Novelis Technology. Novelis shall, subject to the availability of appropriate personnel, supply the information so requested with the related cost and expense of doing so, if any, being for Alcanint's account. Novelis will provide Alcanint and other Alcan Group Companies such technical consulting and assistance from qualified personnel as may from time to time be reasonably requested by Alcanint or such other Alcan Group Companies with respect to CoCast Technology and Insitu Homogenization Technology and shall be entitled to reasonable per diem fees to be agreed between the parties based on actual cost of providing such services; provided that Novelis shall not be obligated to provide such assistance in excess of (i) ____ person-days in the aggregate or (ii) ____ person-days in any calendar month.

6.0      PROTECTION OF INFORMATION

         6.1 Licensee hereby agrees that the Licensed Novelis Technology made available to or produced or developed for it at any time (the "INFORMATION") is confidential information of Novelis and shall not be disclosed to any third party except as may be expressly provided for herein and that Licensee shall have only such rights in the Information as expressly provided herein.

         6.2 The obligations of confidentiality and non-disclosure shall not apply to Information to the extent that said Information:

                  6.2.1 is in the public domain through no fault of Licensee, or lawfully is or becomes public knowledge through no breach of this Agreement;

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                  6.2.2    was received from any third party on a
                           non-confidential basis and did not originate from Novelis or any of its Subsidiaries; or

                  6.2.3 was disclosed by Licensee pursuant to legal process, governmental request or regulatory requirement; provided, however, that the receiving party shall use all reasonable efforts to provide notice to the disclosing party in order to afford the disclosing party a reasonable opportunity to seek a protective order or an injunction.

         6.3 Specific information shall not be deemed to be within the exceptions of Section 6.2 above merely because such specific information may be construed as being within broader, non-confidential information which is either in the public domain or the possession of the receiving party on the Effective Date nor shall a combination of features which form confidential information be deemed to be non-confidential information merely because the individual features, without being combined, are non-confidential.

         6.4 Licensee shall not use the Information received hereunder for any purpose other than that specified in this Agreement without first obtaining written consent from Novelis.

         6.5 Licensee may disclose the Information received hereunder to its officers, employees, contractors, suppliers, customers, representatives and others to the extent necessary for the normal operation of its business. Licensee shall take reasonable precautions, consistent with past practices, to preserve the value of the Information. Licensee shall advise the appropriate officers, employees, contractors, suppliers, customers, representatives and others to whom such information is supplied of the confidentiality obligation hereunder, and shall ensure that, where appropriate, they have agreed to comply with the provisions of this Article 6.0.

         6.6 The obligations of confidentiality and non-disclosure with respect to specific Information received under this Agreement or otherwise shall expire ten years after the termination of this Agreement.

         6.7 The parties recognise that a breach of this Article 6.0 may give rise to irreparable injury to Novelis that cannot be adequately compensated by monetary damages. Accordingly, in the event of a breach or threatened breach, Novelis may be entitled to preliminary and permanent injunctive relief to prevent or enjoin a violation of this Article 6.0 and the unauthorised use or disclosure of any confidential Information in addition to such other remedies as may be available for such breach or threatened breach, including the recovery of damages.

         6.8 No provision of this Agreement shall be construed to require Novelis to furnish any information i) acquired from others on terms prohibiting or restricting disclosure by Novelis, or ii) the furnishing of which is in contravention of any law, regulation, or executive order of any government. Each party shall use its commercially reasonable efforts to avoid conditions that prevent the exchange of information under this Agreement.

         6.9 Nothing in this Agreement shall preclude Licensee from using any information that is in the public domain at the time of its use of such information unless such

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                  information is in the public domain as a result of Licensee's breach of the confidentiality obligations under this Article 6.0.

7.0      TERM AND TERMINATION

         7.1 This Agreement shall be effective until and shall terminate on the *** anniversary of the Effective Date. Upon termination pursuant to this Section 7.1, each of the licenses granted hereunder shall be deemed a fully-paid, perpetual, unrestricted, unconditional license with the right to grant unrestricted sublicenses subject only to any obligation to pay any royalties due to any third party from which the Novelis Technology licensed hereunder was originally acquired. For clarity, the parties intend that upon termination of this agreement pursuant to this Section 7.1, Alcanint shall have all of the rights of a nonexclusive owner of the Novelis Licensed Technology excluding any patents included therein and have the right to use and license such Technology without notice or accounting to Novelis.

         7.2 Should there be a material default by Licensee in the performance of any obligations under this Agreement or the Separation Agreement and such default is not cured within 30 days following written notification of such default from Novelis, this Agreement shall terminate on the date specified on such notice which shall not be less than 30 days following the date of such notice, unless Licensee cures such default before such specified termination date.

         7.3 This Agreement shall terminate immediately upon the occurrence of any of the following:

                       (a)  the bankruptcy or insolvency of Licensee

                       (b)  the appointment of a receiver for Licensee's assets,

                       (c) the making by Licensee of a general assignment for the benefit of creditors,

                       (d) the institution by Licensee of proceedings for a reorganization of Licensee under the Bankruptcy Act or similar legislation for the relief of debtors or the institution of involuntary proceedings by a party other than Licensee which are not terminated in 30 days.

         7.4 Early termination under Section 7.2 or Section 7.3 shall not prejudice Novelis' rights to recover any amounts due at the time of such termination nor shall it prejudice any other remedy or cause of action or claim of Novelis accrued or to accrue against Licensee on account of any such default by Licensee.

         7.5 This Agreement may be terminated at the option of Licensee, upon receipt of written notice to Novelis, at any time provided all payments owed hereunder have been remitted to Novelis.

         7.6      Upon early termination of this Agreement pursuant to this
                  Article 7.0, all licenses of Licensed Novelis Technology shall terminate and Licensee shall cease all use of the Licensed Novelis Technology.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         7.7 Notwithstanding the foregoing, Licensee may, after the date this Agreement is terminated pursuant to this Article 7.0, sell any product made before such termination, as if such product were sold prior to termination.

8.0      SURVIVAL OF OBLIGATIONS

         Except as otherwise provided in this agreement and unless otherwise agreed in writing by the parties, the rights and obligations of the parties under Articles 6.0, 9.0, 10.0, 11.0, 14.0, 15.0, 16.0, 17.0,
         18.0, 20.0 and 21.0 shall survive the termination of this Agreement.

9.0      REPRESENTATIONS; COVENANT

         Each party hereto represents that it has full power and authority to enter into this Agreement and to perform all obligations hereunder. Novelis further represents that it has full power and authority to act as agent for each member of Novelis Group for all purposes under this Agreement. Novelis covenants that it will cause each member of Novelis Group to act strictly in accordance with the provisions of this Agreement.

10.0     DISCLAIMER

         10.1 Licensee acknowledges that the foregoing licenses are made on an "as is" quit-claim basis and Novelis is neither providing nor is responsible for any representation or warranty of any nature or kind (whether express, implied, statutory, contractual or other in nature and whether relating to title, enforceability, merchantability, fitness for purpose, non-infringement, absence of rights of third parties or other) in respect of Licensed Novelis Technology or any use to be made thereof or any product to be produced therewith. Neither Novelis nor any Novelis Subsidiary shall be liable to Licensee, or any other person, for any damage, injury or loss, including loss of use arising from any activities or obligations under this Agreement; or for any direct or indirect, incidental, consequential special or punitive damages.

         10.2 Nothing in this Agreement shall be construed as a warranty or representation that any product made, used, sold or otherwise disposed of under any license granted pursuant to this Agreement is or will be free from infringement of patents of third parties.

         10.3 Neither Novelis nor any other of its Subsidiaries or current Affiliates shall have any infringement action or claim against Alcan or any of its current Affiliates in respect of Novelis Technology to the extent of any use of same prior to the Effective Date. None of Novelis, any Novelis Subsidiary nor any of their Affiliates shall have any infringement action against any Alcan Group Company in respect of any past use of Technology.

         10.4 Without limiting Section 10.1 hereof, in no event shall either party or any of their respective Affiliates be liable to the other party or its Subsidiaries or other Affiliates for any special, consequential, indirect, incidental or punitive damages or lost profits, however caused and on any theory of liability (including negligence) arising in any way out of this Agreement, whether or not such party has been advised of the possibility of such damages.

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

11.0     TRADEMARK, TRADE NAME AND LOGO

         No right is conveyed by either party to the other under this Agreement for the use, either directly, indirectly, by implication or otherwise, of any trademark, trade name or logo owned by Licensee or Novelis or any Alcan Group Company or Novelis Group Company. The parties will enter into a separate trademark license agreement, if appropriate.

12.0     NON-WAIVER

         The failure of any party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Agreement or to exercise any election herein contained, shall not be construed as a waiver for the future of the performance of such one or more obligations of this Agreement or of the right to exercise such election. No waiver of any breach or default of this Agreement shall be held to be a waiver for any subsequent breach.

13.0     NO PARTNERSHIP, JOINT VENTURE

         The parties to this Agreement agree and acknowledge that the Agreement does not create a partnership, joint venture or any other relationship between Novelis and Licensee save the relationship specifically set out herein before and solely for the limited purposes herein.

14.0     FURTHER ASSURANCES, CONSENTS, ETC.

         The parties to this Agreement shall co-operate together using their respective commercially reasonable best efforts to take such further steps, including the execution and delivery of documentation and applications which are required for legal or regulatory purposes or to obtain the consents or approvals of third parties or necessary or advisable registrations. All fees and expenses related to registrations which are advisable or necessary shall be at the expense of Novelis and all registrations shall be the responsibility of Novelis. Nothing contained in this Agreement shall be interpreted to oblige any party to do anything more than apply its commercially reasonable best efforts (without material expense to it) to obtain any consent, approval or registration which may be required to give full effect to the terms and conditions hereof. Similarly, no party shall be obliged to convey any rights or do any other thing which would cause it to be in breach of any legal or contractual obligation.

15.0     NOTICES

         Any notice, consent or other instrument required or permitted to be given by one party to the other party hereunder shall be in writing and shall be delivered or sent by first class mail or telefax and shall be deemed received five days following prepaid mailing or the next business day when telefaxed to the other party with receipt confirmation at the addresses set forth below;

         To  Novelis     Novelis Inc.
                         Suite 3800
                         Royal Bank Plaza, South Tower
                         P. O. Box 84
                         200 Bay Street
                         Toronto, Ontario, Canada  M5J 2Z4

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

                         Fax:  (416)  216-3930
                         Attention: President

          To  Licensee   Alcan International Limited
                         1188 Sherbrooke Street West
                         Montreal, Quebec, Canada H3A 3G2

                         Fax: (514) 848-1535
                         Attention: Company Secretary

                         In all cases with copy to:
                         Alcan Inc.
                         1188 Sherbrooke Street West
                         Montreal, Quebec, Canada H3A 3G2

                         Fax: (514) 848-8555
                         Attention: Company Secretary

         Either party may change the notice address by giving written notice to the other party. If sent by telefax, a confirming copy of such shall be sent by regular mail to the addressee.

16.0     ASSIGNMENT

         16.1 This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party, and any attempt to assign any rights or obligations under this Agreement without such consent shall be null and void and deemed to be in breach hereof.

         16.2 Notwithstanding the preceding Section 16.1, this Agreement may be assigned (i) by Alcanint to any Alcan Group Company and
                  (ii) by either party in whole in connection with a merger or consolidation or the sale of all or substantially all of the assets of such party, or (iii) by Licensee in part in connection with a sale or other divestiture of a subsidiary, plant or business unit whose field of activity is principally related to the portion of Licensee's business that licenses and makes actual use of the Licensed Novelis Technology under this Agreement; provided, however, that such assignee must expressly agree in writing to be bound by the terms and conditions of this Agreement.

17.0     INDEMNIFICATION

         17.1 Licensee shall indemnify, defend and hold harmless Novelis and its Affiliates and their respective directors and officers (the "NOVELIS INDEMNITEES") from and against any and all losses incurred or suffered by any of the Novelis Indemnitees arising out of the use of any Licensed Novelis Technology by Licensee or its customers.

         17.2 If any Novelis Indemnitee determines that it is or may be entitled to indemnification by any party (the "INDEMNIFYING PARTY"), under this Article 17.0, (other than in connection with an action subject to Section 17.3), the Indemnified Party shall

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

                  deliver to the Indemnifying Party a written notice describing to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. If the Indemnifying Party has not responded within 30 days after receipt of such notice, the Indemnified Party shall deliver a second notice to the Indemnifying Party within ten days of the expiration of the original 30 day period. Within 30 days after receipt of any second notice, the Indemnifying Party shall pay the Indemnified Party such amount in cash or other immediately available funds unless the Indemnifying Party objects to the claim for indemnification or the amount thereof.

         17.3 Promptly following the earlier of (i) receipt of notice of the commencement of an action by a third party against or otherwise involving any indemnified party, or (ii) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement, (a "THIRD PARTY CLAIM"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Article 17.0 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 30 days after receipt of such notice, the Indemnifying Party may (i) by giving written notice thereof to the Indemnified Party, acknowledge liability for such indemnification claim and at is option elect to assume the defence of such Third Party Claim at its sole cost and expense or (ii) object to the claim for indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 17.3; provided that if the Indemnifying Party does not within such 30 day period give the Indemnified Party written notice objecting to such indemnification claim and setting forth the grounds therefor, the Indemnified Party shall give the Indemnifying Party an additional notice of its claim for indemnification and if the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim within ten days after receipt of such notice the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim. If the Indemnifying Party has elected to assume the defence of a Third Party Claim, (x) the defence shall be conducted by counsel retained by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by counsel of its own choosing at the Indemnified Party's sole cost and expense; and
                  (y) the Indemnifying Party may settle or compromise the third Party claim without the prior written consent of the Indemnified Party so long as such settlement includes and unconditional release of the Indemnified Party from all claims that are the subject of such Third Party Claim, provided the Indemnifying Party may not agree to any such settlement pursuant to which any remedy or relief, other than money damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defence of a Third Party Claim for which it has acknowledged liability for indemnification hereunder, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of defending against such Third Party Claim and the Indemnifying party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the

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

                  Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount, if any, for which the Indemnified Party is entitled to be indemnified hereunder within 15 days after such Third Party Claim has been finally determined, or in the case of an indemnity claim as to which the Indemnifying Party has not acknowledged liability, within 15 days after such Indemnifying Party's objection to liability hereunder has been finally determined.

         17.4     If for any reason the indemnification provided for in Section
                  17.1 is unavailable to an Indemnified Party, or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of such losses in such proportion as is appropriate to reflect all relevant equitable considerations.

         17.5 The remedies provided for in this Article 17.0 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

18.0     ENTIRE AGREEMENT, AMENDMENTS, ETC.

         18.1 This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written of the parties, and there are no representations, warranties or conditions expressed or implied or otherwise between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment to the terms and conditions hereof or waiver in respect thereto shall be binding unless it is in writing and signed by duly authorised representatives of both parties.

         18.2 Notwithstanding the foregoing, a breach by any party of its obligations under the Principal Intellectual Property Agreement shall be deemed to be a default under this Agreement

         18.3 Nothing in this Agreement shall be interpreted so as to permit either party to do anything which would be prohibited by the Principal Intellectual Property Agreement. In the event of any conflict between this Agreement and the Principal Intellectual Property Agreement, the latter two shall be paramount.

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

19.0     DISPUTE RESOLUTION

         THE MASTER AGREEMENT WITH RESPECT TO DISPUTE RESOLUTION, EFFECTIVE ON THE EFFECTIVE DATE, AMONG ALCANINT, NOVELIS AND OTHER PARTIES THERETO SHALL GOVERN ALL DISPUTES, CONTROVERSIES OR CLAIMS (WHETHER ARISING IN CONTRACT, DELICT, TORT OR OTHERWISE) BETWEEN THE PARTIES THAT MAY ARISE OUT OF, OR RELATE TO, OR ARISE UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ALL ACTIONS TAKEN IN FURTHERANCE OF THIS AGREEMENT) OR THE COMMERCIAL OR ECONOMIC RELATIONSHIP OF THE PARTIES RELATING HERETO OR
         THERETO.

20.0     MISCELLANEOUS

         20.1 The division of this Agreement into sections, subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

         20.2 The parties hereto have requested that this Agreement and all other documents, notices or written communications relating thereto, be in the English language.

         20.3 The parties may amend this Agreement only by a written agreement signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement.

         20.4 Except as expressly stated to the contrary herein, the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement, and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

21.0     GOVERNING LAW

         Recognizing the numerous jurisdictions associated with this Agreement and the activities contemplated by it, the parties agree that this Agreement shall be governed, construed and interpreted according to the laws of the Province of Quebec, Canada without the application of the provisions relating to the conflict of laws. Any provision in this Agreement prohibited by law or by court decree shall be ineffective to the extent of such prohibition without in any way invalidating or affecting the remaining provisions of this Agreement, and this Agreement shall be construed as if such prohibited provision had never been contained herein. Novelis and Licensee hereby agree, however, to negotiate an equitable amendment of this Agreement if a material provision is adversely affected.

IN WITNESS WHEREOF duly authorised representatives of the parties hereto have signed duplicate copies of this Agreement.

NOVELIS INC.                              ALCAN INTERNATIONAL LIMITED


Per: ................................     Per: .................................



Per: ................................     Per: .................................

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